The Employee Contract of Kin Ling Martin Tsang

Party A (employer)

Name: Zhongdehui (Shenzhen) Education Development Co., Ltd. Guangzhou Branch

Address: 1109, Building 12, No. 684, Shibei Industrial Road, Dashi Street, Panyu District, Guangzhou City, China.

Party B(employee)

Name: Tsang, Kin Ling Martin H10320433

Party A (Employer):	Party B (Employee):

Name: Zhongdehui (Shenzhen) Education Development Co., Ltd. Guangzhou Branch	Name: Tsang, Kin Ling Martin
Legal representative (main person in charge): Tsang, Kin Ling Martin	ID card number: R917531(7)
Economic type: N/A	Residence: Hong Kong, China
Contact Address: 1109, Building 12, No. 684, Shibei Industrial Road, Dashi Street, Panyu District, Guangzhou City	Contact Address: Room C, 15th Floor, 21 Geely, Meifu New Village, Kowloon, Hong Kong
Contact Number: (+86) 020-83931377	Contact Number: (+86)13824467231

1.	The Labor Contract Term

(1)	Contract Term

Both parties agree and determine the term of the contract according to type _____1______

(i).	Fixed term: From _February 1, 2019___ to ___January 31, 2021_____.
(ii).	Indefinite term: From __________________/________________________.
(iii)	To complete certain work for a period of time: complete work from_________/________ to____/__ as _________/_________.

(2)	Probation Term

Both parties agree and determine the term of the contract according to type _______1_____(The probation period is included in the contract period).

(i).	No probation period.
(ii).	Probation period: from _______/_______ to _________/________.

One month before the expiration of the contract, Party A shall notify Party B whether to renew the labor contract. The labor contract can be renewed upon mutual agreement

2.	Job Responsibilities

(1) Working content of Party B: _________Head of Zhongdehui Guangzhou Branch____.

(2) Working content of Party B is: (i) management and professional technology___✓___; (ii) worker type _____

(3) Party B shall, in accordance with the requirements of Party A, perform the job duties and duties of Party A’s customized positions, and complete its duties and work tasks arranged on time. Party B agrees that Party A can adjust the work position of Party B according to the production and operation needs.

(4) Working place: ________Guangzhou________.

(5) In addition to temporary work or short-term study training, if Party A needs Party B to work or study training outside the contract, it shall be handled in accordance with Article 7 of this contract.

3.	Working Time, Rest and Vacation

(i) Party A and Party B agree to work in accordance with type _(1)_standard working hours.

(1). It means __8__ hours per day, ___5__ days per week. And 40 working hours at most, and have one day off per week

(2) Unscheduled work system, approved by the labor administrative department, Party B’s post is subject to irregular work

(3) Comprehensive calculation of working hours system, that is, the examination and approval of the labor administrative department, the position of Party B is implemented in the comprehensive calculation of working hours system with annual, semi-annual, quarterly and monthly cycles.

(ii) If Party A needs to extend working hours due to business operations, it shall be implemented in accordance with relevant laws and regulations.

(iii) Party B shall have statutory holidays, marriage leave, maternity leave, bereavement leave, etc. according to law.

4.	Salary

(i) Party B’s wage: Not lower than the minimum wage standard in Guangzhou, the specific salary amount and composition can be found in the payroll。

Party B’s normal working hour salary standard (calculated overtime wage base) shall be implemented in the (1) form below, and shall not be lower than the local minimum wage standard and the standards stipulated in the collective contract of the unit. However, if Party B is detained for personal reasons such as leave, absenteeism, etc., his monthly salary income is not subject to the minimum wage standard limit.

(1)	Hourly wage : ____RMB 10,000____before tax per month.
(2)	Piece wage: ______/_______(this agreement shall be valid only if more than 70% of the staff can complete the work within normal working hours)
(3)	Other form: _________/_______________

(ii) Party B’s probationary salary is __yuan/month (not less than 80% of the first agreed wage or 80% of the minimum wage of the same post, and shall not be lower than the minimum wage of this Municipality)

(iii) The company implements a personal salary secrecy system. Any employee salary is not only personal privacy but also confidential information of the company. It is forbidden for employees to inquire about the salary of others or disclose their own salary.

(iv) Party A has the right to adjust Party B’s salary standards and related benefits according to the company’s operation, Party B’s work performance, job position or job changes.

(v) Party B shall bear the personal income tax on its own. When Party B’s income reaches the personal income tax standard, Party A shall have the right to withhold the corresponding tax in Party B’s salary and transfer it to the tax department.

(vi) Party A shall pay monthly wages before the_eighth__ day of a month.

5.	Social Insurance and Benefits

(i) During the contract period, Party A shall pay social insurance to Party B on a monthly basis in accordance with the relevant provisions of the State and Shenzhen Society for eight years. Party B agrees that the type of insurance payment and the base of payment shall be paid according to the actual payment of Party A. Party B shall be responsible for part of the expenses incurred by Party B.

(ii) If Party B is sick or not injured due to work, Party A shall provide medical treatment and medical treatment according to national and local regulations, reimburse medical expenses according to medical insurance and other relevant regulations, and pay sick pay during the prescribed medical period.

(iii) Party A shall stipulate the management measures for employees’ compensation and benefits in accordance with the law, and provide benefits to Party B.

(iv) Party B’s maternity benefits shall be handled by Party A in accordance with the provisions of the protection of female employees in the State, the provinces and municipalities.

6.	Labor Protection, Working Condition and Occupational Hazard Protecting

(i) Party A shall provide Party B with labor places that meet the national labor health standards according to the national, provincial and municipal labor protection regulations, and effectively protect Party B’s safety and health in production. If Party B may cause occupational disease hazards during work, Party A shall truthfully inform Party B and effectively protect Party B’s health and related rights and interests in accordance with the provisions of the Law on Prevention and Control of Occupational Diseases.

(ii) Party A shall, in accordance with the relevant provisions of the State, issue to Party B the necessary labor protection articles, and provide Party B with a free medical examination every year in accordance with the labor protection regulations.

(iii) Party A shall do a good job in the labor protection of female employees and juvenile workers in accordance with relevant state regulations.

(iv) If Party A violates the rules and insists that the risky operation endangers personal safety, Party B has the right to refuse and can terminate the labor contract at any time. If Party A and its management personnel disregard the safety and health of Party B, Party B has the right to request correction and report and accuse the relevant departments.

7.	Modification and Termination of the Contract

(i) In accordance with the conditions stipulated in the Labor Contract Law or by consensus between the two parties, the relevant contents of the labor contract or the cancellation of the fixed-term contract, the non-fixed-term contract and the contract for completing the certain work may be changed.

(ii) In addition to Party B’s incompetent work, Party A may adjust its work contents in accordance with the law, and change the labor contract. Both parties shall sign the “Change Labor Contract Agreement”.

(iii) Termination of the conditions specified in the Labor Contract Law, termination of the labor contract

(iv) Party A shall issue a certificate for the termination or termination of the labor contract when the labor contract is terminated or terminated, and handle the transfer of the file and social insurance relationship for Party B within 15 days; Party B shall handle the handover of work in accordance with the provisions of both parties.

8.	Economic compensation, medical subsidy payment

The termination or termination of this contract, economic compensation, medical subsidies, etc. are issued in accordance with the Labor Contract Law and relevant national and local regulations.

9.	Notification and delivery

All notices, documents, materials, etc. issued or provided by Party A and Party B during the performance of this contract may be delivered in person or at the mailing address specified in this contract.

10.	Solution to disputes arising from the performance of this contract

If Party B believes that Party A has infringed upon its legitimate rights and interests, Party B may first submit it to Party A or report it to Party A’s labor union and seek to resolve it. If it cannot be resolved, you can complain to the nearest labor administrative department. If a dispute arises between the two parties in the performance of this contract, it shall be settled through consultation; if the negotiation fails, it may apply to the labor dispute mediation committee within 30 days of the dispute to apply for adjustment, or apply to the labor dispute arbitration committee for arbitration.

11. If the terms of this contract are inconsistent with the newly enacted laws and regulations of the state, province or city, they shall be implemented in accordance with the new laws and regulations.

12. Matters to be agreed upon by both parties

Employee Handbook	Confidentiality and competition restrictions

Party A: (seal)	Party B: (signature)

Contract Representative:	Tsang, Kin Ling Martin

Date	Date
February 27, 2019	February 27, 2019